As filed with the Securities and Exchange Commission on March 12, 2014

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

FORWARD INDUSTRIES, INC.

New York (State or other jurisdiction of incorporation or organization)	13-1950672 (I.R.S. Employer Identification No.)

477 Rosemary Ave., Suite 219 West Palm Beach, FL (Address of principal executive offices)	33401 (Zip Code)

Forward Industries, Inc. 2011 Long Term Incentive Plan

(Full title of the plan)

James O. McKenna III

Chief Financial Officer and Vice President

Forward Industries, Inc.

477 Rosemary Ave., Suite 219

West Palm Beach, Florida 33401

(Name and address of agent for service)

(561) 456-0030

(Telephone number, including area code, of agent for service)

With a copy to:

Adam W. Finerman, Esq.

Olshan Frome Wolosky LLP

65 E. 55th Street

New York, New York 10022

(212) 451-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act).

[ ] Large accelerated filer [ ] Non-accelerated filer (Do not check if a smaller reporting company)	[ ] Accelerated filer [X] Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(1)	Proposed Maximum offering price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, par value $.01 per share: restricted shares issued and outstanding under the 2011 Plan	203,353	$1.64 (2)	$333,498.92 (2)	$42.96
Common Stock, par value $.01 per share: shares reserved for future issuance under the 2011 Plan.....	113,147	$1.64 (2)	$185,561.08 (2)	$23.90
Common Stock, par value $.01 per share: shares subject to outstanding options under the 2011 Plan.......	533,500	$2.46 (3)	$1,312,410.00 (3)	$169.04
TOTAL............................................	850,000		$1,831,470.00	$235.90

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 416(a), this Registration Statement shall also cover an indeterminate number of additional shares of Registrant’s Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)

With respect to the restricted shares of Common Stock and the remaining shares available for issuance under the 2011 Long Term Incentive Plan (the “2011 Plan”), pursuant to Rule 457(h) under the Securities Act, the offering price per share, solely for the purpose of determining the registration fee, is equal to the closing trading price of the Company’s Common Stock as reported on the Nasdaq SmallCap Market on March 6, 2014 of $1.64 per share.

(3)	Includes 533,500 shares with respect to which options were granted at a weighted-average exercise price of $2.46 per share.

EXPLANATORY NOTE

The Company has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act, to register 850,000 shares of Common Stock, $.01 par value per share, of the Company issuable or issued pursuant to the 2011 Plan or issuable upon the exercise of outstanding stock options.  The Company previously registered 800,000 shares (Registration Nos. 333-165075 and 333-144442) under the Company’s 2007 Equity Incentive Plan (as amended, the “2007 Plan”) and 2,500,000 shares (Registration No. 333-104743) under the Company’s 1996 Stock Incentive Plan (the “1996 Plan,” and together with the 2007 Plan, the “Plans”). Pursuant to General Instruction E to Form S-8, the contents of the prior registration statements relating to the 2007 Plan and the 1996 Plan, and all periodic reports that the Company filed with the Securities and Exchange Commission (the “SEC”) after such Registration Statements to maintain current information about the Company are hereby incorporated by reference.

(ii)

This Form S-8 includes a Reoffer Prospectus (as defined below) prepared in accordance with Part I of Form S-3 under the Securities Act.  The Reoffer Prospectus may be utilized for reofferings and resales of shares of Common Stock acquired pursuant to the 2007 Plan and the 1996 Plan, the shares of which were previously registered, and the 2011 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.      Plan Information

The documents containing the information concerning the Plans required by Item 1 of this Registration Statement on Form S-8, and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8, will be sent or given to persons eligible to participate in the Plans as specified by Rule 428(b)(1) under the Securities Act. We will maintain a file of such documents in accordance with the provisions of Rule 428 and, upon request, shall furnish to the SEC or its staff a copy or copies of documents included in such file.  Pursuant to the instructions to Form S-8, these documents are not required to be and are not being filed either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute part of a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.      Registrant Information and Employee Plan Annual Information

Any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and the other documents required to be delivered to employees pursuant to Rule 428(b) will be available without charge to participants in the Plans upon written or oral request by contacting:

Forward Industries, Inc.
477 Rosemary Ave., Suite 219

West Palm Beach, Florida 33401
Attention: Chief Financial Officer
(561) 456-0030

(iii)

PROSPECTUS

933,353 SHARES
FORWARD INDUSTRIES, INC.
Common Stock ($.01 par value)

This prospectus relates to the reoffer and resale by certain selling stockholders of shares of Forward Industries, Inc. (“Forward”, the “Company”, “we”, “our” or “us”) that may be issued by us to the selling stockholders upon the exercise of stock options granted under our 2011 Plan, our 2007 Plan and our 1996 Plan (the “Reoffer Prospectus”).  In addition, this Reoffer Prospectus relates to 565,838 shares of restricted stock held by the selling stockholders and which were issued under our 2011 Plan, 2007 Plan and 1996 Plan.  This Reoffer Prospectus also relates to certain underlying options and shares of restricted stock that have not as of this date been granted.  If and when such options or shares of restricted stock are granted to persons required to use the prospectus to reoffer and resell the shares underlying such options or the shares of restricted stock, we will distribute a prospectus supplement.  The shares are being reoffered and resold for the account of the selling stockholders and we will not receive any of the proceeds from the resale of the shares.

The selling stockholders have advised us that the resale of their shares may be effected from time to time in one or more transactions on the Nasdaq SmallCap Market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated.  See “Plan of Distribution.”  We will bear all expenses in connection with the preparation of this prospectus.

Our Common Stock is listed on the Nasdaq SmallCap Market. On March 7, 2014, the closing price for the Common Stock, as reported by the Nasdaq SmallCap Market, was $1.70.

This investment involves risk. See “Risk Factors” beginning at page 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS DETERMINED WHETHER THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE.  THEY HAVE NOT MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Reoffer Prospectus is March 12, 2014.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-8 with the SEC for our common stock offered in this offering.  This Reoffer Prospectus does not contain all the information set forth in the Registration Statement.  You should refer to the Registration Statement and its exhibits for additional information.  Whenever we make references in this Reoffer Prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits to the Registration Statement for copies of the actual contracts, agreements or other documents.

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available to the public over the Internet at the SEC’s Web site at http://www.sec.gov.  You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Reports, proxy statements and other information concerning us can also be inspected at the Nasdaq Global Market Operations, 1735 K Street, N.W., Washington, D.C. 20006.  You may also find recent documents we filed on our website at www.forwardindustries.com.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information we incorporate by reference is considered to be part of this Reoffer Prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) (except with respect to information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K only those reports that so indicate on the cover page thereof) of the Securities Exchange Act of 1934 (the “Exchange Act”), until the sale of all the shares of Common Stock that are part of this offering.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus. The documents we are incorporating by reference are as follows:

(1)	Our Annual Report on Form 10-K filed with the SEC on January 14, 2014 for the fiscal year ended September 30, 2013;
(2)	Our Quarterly Report on Form 10-Q filed with the SEC on February 13, 2014 for the quarter ended December 31, 2013;

(3)

Our Current Reports on Form 8-K filed with the SEC on October 15, 2013, December 11, 2013, December 17, 2013, January 17, 2014 and February 18, 2014 (other than portions of those documents designated as “furnished”); and

(4)	The description of our Common Stock contained in our registration statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on November 3, 1972.

You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or telephoning us at the following address:

Forward Industries, Inc.
477 Rosemary Ave., Suite 219

West Palm Beach, Florida 33401
Attention: Chief Financial Officer
(561) 456-0030

ABOUT THIS PROSPECTUS

This Reoffer Prospectus is part of a registration statement we filed with the SEC.  You should rely only on the information provided or incorporated by reference in this Reoffer Prospectus or any related supplement.  We have not authorized anyone else to provide you with different information.  The Selling Stockholders will not make an offer of these shares in any state where the offer is not permitted.  You should not assume that the information in this Reoffer Prospectus or any supplement is accurate as of any other date than the date on the front of those documents.

RISK FACTORS

We have set forth risk factors in our most recent annual report on Form 10-K incorporated herein by reference. We may include further risk factors in an accompanying prospectus supplement or in subsequent reports on Form 10-Q or Form 8-K incorporated herein by reference. You should carefully consider all these risk factors in addition to the other information contained or incorporated by reference in this Reoffer Prospectus and any accompanying prospectus before making an investment decision regarding our shares of Common Stock.

THE COMPANY

Forward Industries, Inc. was incorporated under the laws of the State of New York and began operations in 1961 as a manufacturer and distributor of specialty and promotional products. We design, market, and distribute carry and protective solutions, primarily for hand held electronic devices, including soft-sided carrying cases, bags, clips, hand straps, protective plates and other accessories made of leather, nylon, vinyl, plastic, PVC and other synthetic materials. Our principal customer market is Original Equipment Manufacturers (“OEMs”) (or the contract manufacturing firms of these OEM customers), that either package our products as accessories “in box” together with their branded product offerings, or sell them through their retail distribution channels. Our OEM products include carrying cases and other accessories for blood glucose monitoring kits and a variety of other portable electronic and non-electronic products (such as sporting and recreational products, bar code scanners, smartphones, GPS and location devices, tablets, firearms and other products). Our carrying cases are designed to enable these devices to be stowed in a pocket, handbag, briefcase, or backpack, clipped to a belt or shoulder strap, or strapped to an arm, while protecting the consumer electronic or other product from scratches, dust, and mishandling. Our OEM customers are located in North America, Europe, and the Asia Pacific region. We do not manufacture any of our OEM products and source substantially all of our OEM products from independent suppliers in China.

Our principal executive offices are located at 477 Rosemary Ave., Suite 219, West Palm Beach, Florida 33401.  Our telephone number is (561) 456-0030.

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the selling stockholders identified in this Reoffer Prospectus.  See “Selling Stockholders.”  All net proceeds from the sale of the Common Stock will go to the stockholders who offer and sell their shares.  We will not receive any part of the proceeds from such sales of Common Stock.  We will, however, receive the exercise price of the options at the time of their exercise.  Such proceeds will be contributed to working capital and will be used for general corporate purposes.

SELLING STOCKHOLDERS

This Reoffer Prospectus relates to the reoffer and resale of shares issued or that may be issued to the selling stockholders under our 2011 Plan, 2007 Plan and 1996 Plan.

The following table sets forth (i) the number of shares of Common Stock beneficially owned by each selling stockholder at March 7, 2014, (ii) the number of shares to be offered for resale by each selling stockholder (i.e., the total number of restricted stock awards or shares underlying options held by each selling stockholder irrespective of whether such options are presently exercisable or exercisable within sixty days of March 7, 2014), and (iii) the number and percentage of shares of our Common Stock to be held by each selling stockholder after completion of the offering (i.e., such number is exclusive of restricted shares or shares underlying options that have not been exercised).

Name	Number of shares of Common Stock Beneficially Owned at March 7, 2014(1)	Number of Shares to be Offered for Resale(2)	Number of shares of Common Stock Owned After Completion of the Offering(3)	Percentage of Class to be Owned After Completion of the Offering
Robert Garrett, Jr.	401,157(4)	492,825	0	*
James O. McKenna III	176,953(5)	230,528	6,925	*
Frank LaGrange Johnson	202,855(6)(7)	45,000	157,855	1.9%
Owen P.J. King	45,000(6)(8)	45,000	0	*
John F. Chiste	45,000(6)(9)	45,000	0	*
Timothy Gordon	113,427(10)(11)	25,000	88,427	1.1%
Howard Morgan	25,000(11)(12)	25,000	0	*
Terence Wise	1,608,541(11)(13)	25,000	1,583,541	19.3%

____________

*	Less than one percent
(1)

A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after March 7, 2014 upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and that are currently exercisable (i.e., that are exercisable within 60 days from March 7, 2014) have been exercised.  Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2)	Includes both vested and non-vested stock options and restricted stock awards.
(3)	Includes the aggregate ownership of the Company’s Common Stock assuming all of the shares of Common Stock offered for resale pursuant to their offering have been sold.

(4)

Includes (i) 24,492 shares of restricted common stock previously granted under Forward’s equity plans, (ii) 293,332 shares of common stock subject to options that are currently exercisable or will be exercisable within 60 days of March 7, 2014 and (iii) 83,333 shares of restricted common stock that vest through November 8, 2015.  Mr. Garrett has been the sole Chief Executive Officer since August 31, 2012 and served as Co-Chief Executive Officer from March 2012 through August 30, 2012. Mr. Garrett has served as a director since March 2012.

(5)

Includes (i) 1,425 shares of common stock held by Mr. McKenna’s spouse, as separate property, (ii) 38,028 shares of restricted common stock previously granted under Forward's equity plans, (iii) 62,000 shares of common stock subject to options exercisable within 60 days of March 7, 2014 and (iv) 70,000 shares of restricted common stock that vest through November 8, 2015.  Mr. McKenna has served as Chief Financial Officer, Treasurer, and Assistant Secretary since January 2008.

(6)	Includes 30,000 shares of common stock subject to options exercisable within 60 days of March 7, 2014.
(7)

Includes (i) 81,520 shares of common stock issuable upon the conversion of 76,335 shares of convertible preferred stock owned by Mr. Johnson, (ii) 76,335 shares of common stock issuable upon the exercise of a warrant held by Mr. Johnson and (iii) 15,000 shares of restricted stock that vest over one year beginning December 8, 2013. Mr. Johnson has been a director and Chairman of the Board since August 2010.

(8)	Includes 15,000 shares of restricted stock that vest over one year beginning December 8, 2013. Mr. King has been a director since August 2010.
(9)	Includes 15,000 shares of restricted stock that vest over one year beginning December 8, 2013. Mr. Chiste has been a director since February 2008.
(10)

Includes (i) 40,760 shares of common stock issuable upon the conversion of 38,167 shares of convertible preferred stock owned by Mr. Gordon, (ii) 38,167 shares of common stock issuable upon the exercise of a warrant held by Mr. Gordon, (iii) 15,000 shares of restricted stock that vest over one year beginning December 8, 2013 and (iv) 3,000 shares of Common Stock held in trust for Mr. Gordon’s minor children. Mr. Gordon has been a director since February 2012.

(11)	Includes 10,000 shares of Common Stock subject to options exercisable within 60 days of March 7, 2014.
(12)	Includes 15,000 shares of restricted stock that vest over one year beginning December 8, 2013. Mr. Morgan has been a director since February 2012.
(13)

Includes 15,000 shares of restricted stock that vest over one year beginning December 8, 2013. Derived from an amendment to Schedule 13D, filed with the SEC on March 18, 2013. Mr. Wise has been a director since February 2012.

PLAN OF DISTRIBUTION

This offering is self-underwritten; neither we nor the selling stockholders have employed an underwriter for the sale of Common Stock by the selling stockholders.  We will bear all expenses in connection with the preparation of this Reoffer Prospectus.  The selling stockholders will bear all expenses associated with the sale of the Common Stock.

The selling stockholders may offer their shares of Common Stock directly or through pledgees, donees, transferees or other successors in interest in one or more of the following transactions:

  On any stock exchange on which the shares of Common Stock may be listed at the time of sale

  In negotiated transactions

  In the over-the-counter market

  In a combination of any of the above transactions

The selling stockholders may offer their shares of Common Stock at any of the following prices:

  Fixed prices which may be changed

  Market prices prevailing at the time of sale

  Prices related to such prevailing market prices

  At negotiated prices

The selling stockholders may effect such transactions by selling shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Any broker-dealer acquiring Common Stock from the selling stockholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers.  Any such sales may be at prices then prevailing on the Nasdaq SmallCap Market or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods.  The selling stockholders and any broker-dealers that act in connection with the sale of the Common Stock hereunder might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.  Any such commissions, as well as other expenses incurred by the selling stockholders and applicable transfer taxes, are payable by the selling stockholders.

The selling stockholders reserve the right to accept, and together with any agent of the selling stockholder, to reject in whole or in part any proposed purchase of the shares of Common Stock.  The selling stockholders will pay any sales commissions or other seller’s compensation applicable to such transactions.

We have not registered or qualified offers and sales of shares of the Common Stock under the laws of any country, other than the United States.  To comply with certain states’ securities laws, if applicable, the selling stockholders will offer and sell their shares of Common Stock in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states the selling stockholders may not offer or sell shares of Common Stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

The selling shareholders have represented to us that any purchase or sale of shares of Common Stock by them will comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our Common Stock (a “Distribution”) from directly or indirectly bidding for, or purchasing for any account in which he or she has a beneficial interest, any of our Common Stock or any right to purchase our Common Stock, for a period of one business day before and after completion of his or her participation in the distribution (we refer to that time period as the “Distribution Period”).

During the Distribution Period, Rule 104 under Regulation M prohibits the selling shareholders and any other persons engaged in the Distribution from engaging in any stabilizing bid or purchasing our Common Stock except for the purpose of preventing or retarding a decline in the open market price of our Common Stock.  No such person may effect any stabilizing transaction to facilitate any offering at the market.  Inasmuch as the selling shareholders will be reoffering and reselling our Common Stock at the market, Rule 104 prohibits them from effecting any stabilizing transaction in contravention of Rule 104 with respect to our Common Stock.

There can be no assurance that the selling shareholders will sell any or all of the shares offered by them hereunder or otherwise.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the shares of Common Stock offered hereby have been passed upon for the Company by Olshan Frome Wolosky LLP, 65 E. 55th Street, New York, New York 10022.

EXPERTS

The consolidated financial statements of Forward Industries, Inc. as of September 30, 2013, and 2012 have been incorporated by reference in this Reoffer Prospectus and in the registration statement in reliance upon the reports of CohnReznick LLP, independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the SEC four Registration Statements on Form S-8 under the Securities Act with respect to the shares of Common Stock offered hereby.  For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statements.  Statements contained in this Reoffer Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statements, each such statement being qualified in all respects by such reference.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, the Company has been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Certain Documents by Reference

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information we incorporate by reference is considered to be part of this Reoffer Prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) (except with respect to information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K, only those reports that so indicate on the cover page thereof) of the Exchange Act, until the sale of all the shares of Common Stock that are part of this offering.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus. The documents we are incorporating by reference are as follows:

(1)	Our Annual Report on Form 10-K filed with the SEC on January 14, 2014 for the fiscal year ended September 30, 2013;

(2)	Our Quarterly Report on Form 10-Q filed with the SEC on February 13, 2014 for the quarter ended December 31, 2013;

(3)

Our Current Reports on Form 8-K filed with the SEC on October 15, 2013, December 11, 2013, December 17, 2013, January 17, 2014 and February 18, 2014 (other than portions of those documents designated as “furnished”); and

(4)	The description of our Common Stock contained in our registration statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on November 3, 1972.

Item 4.      Description of Securities

Not applicable.

Item 5.      Interest of Named Experts and Counsel

None.

Item 6.      Indemnification of Officers and Directors

Under the New York Business Corporation Law (“BCL”), a corporation may indemnify its directors and officers made, or threatened to be made, a party to any action or proceeding, except for stockholder derivative suits, if such director of officer acted in good faith, for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to, the best interests of the corporation, and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. In the case of stockholder derivative suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose which he or she reasonable believed to be in or, in the case of service to another corporation or enterprise, not opposed to the best interest of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the BCL, any indemnification under the BCL pursuant to the above paragraph may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct by (i) the disinterested directors if a quorum is available, (ii) the board upon the written opinion of independent legal counsel or (iii) the shareholders.

The indemnification described above under the BCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or when authorized by (i) such certificate of incorporation or by-laws, (ii) a resolution of shareholders, (iii) a resolution of directors or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

The foregoing statement is qualified in its entirety by reference to Sections 715, 717 and 721 through 725 of the BCL.

Article Eleventh of the Registrant’s Amended and Restated Certificate of Incorporation, as amended, provides as follows:

“To the fullest extent permitted by the New York Business Corporation Law as presently in effect or hereafter amended, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty as a director. Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.”

Article V of the Registrant’s Amended and Restated By-Laws provides as follows:

“ARTICLE V. INDEMNIFICATION. Section 501. The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person made or threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative (and whether or not (i) by or in the right of the Corporation to procure a judgment in its favor or (ii) by or in the right of any Other Entity (as defined below) which such person served in any capacity at the request of the Corporation, to procure a judgment in its favor), by reason of the fact that such person, or his or her testator or intestate, is or was a director or officer of the Corporation or served such Other Entity in any capacity at the request of the Corporation, against all judgments, fines, amounts paid in settlement and all expenses, including attorneys’ and other experts’ fees, costs and disbursements, actually and reasonably incurred by such person as a result of such action or proceeding, or any appeal therein, or actually and reasonably incurred by such person (a) in making an application for payment of such expenses before any court or other governmental body, or (b) in otherwise seeking to enforce the provisions of this Section 501, or (c) in securing or enforcing such person’s rights under any policy of director or officer liability insurance provided by the Corporation, if such person acted in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of services for any Other Entity, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that such person did not act in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any Other Entity, not opposed to, the best interests of the Corporation or that he or she had reasonable cause to believe that his or her conduct was unlawful.

However, (i) no indemnification may be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; (ii) no indemnification may be made if there has been a settlement approved by the court and the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement; and (iii) in the event of a proceeding by or in the right of the Corporation to procure a judgment in its favor, no indemnification may be made if it is settled or otherwise disposed of or such person shall have been finally adjudged liable to the Corporation, unless (and only to the extent that) the court in which the action was brought, or if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Any expense described in the first paragraph of this Section 501 that is incurred by any person entitled to indemnification under this Section 501 shall be paid or reimbursed to such person by the Corporation in advance of the final disposition of any related action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount to the Corporation to the extent, if any, that such person (i) is ultimately found not to be entitled to indemnification or (ii) receives reimbursement for such expenses under a policy of insurance paid for by the Corporation. Such advances shall be paid by the Corporation to such person within twenty days following delivery of a written request therefor by such person to the Corporation. No payment made by the Corporation pursuant to this paragraph shall be deemed or construed to relieve the issuer of any insurance policy of any obligation or liability which, but for such payment, such insurer would have to the Corporation or to any director or officer of the Corporation or other individual to whom or on whose behalf such payment is made by the Corporation.

The indemnification and advancement of expenses provided by this Section 501: (i) shall continue as to the person entitled to indemnification hereunder even though he or she may have ceased to serve in the capacity that entitles him or her to indemnification at the time of the action or proceeding and (ii) shall inure to the benefit of the heirs, executors and administrators of such person.

A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in this Section 501 shall be entitled to (i.e., has a legally binding right against the Corporation to) the indemnification authorized by this Section 501. Except as provided in the immediately preceding sentence, any indemnification provided for in this Section 501 (unless ordered by a court under Section 724 of the Business Corporation Law), shall be made by the Corporation only if authorized in the specific case:

(1) By the board of directors acting by a quorum consisting of directors who are not parties to such action or proceeding for which indemnification is sought, upon a finding that the person seeking indemnification has met the standard of conduct set forth in the first two paragraphs of this Section 501, or,

(2) If a quorum under the immediately preceding subparagraph is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

(A) by the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in said first two paragraphs has been met by such person, or

(B) by the shareholders upon a finding that the person has met the applicable standard of conduct set forth in said first two paragraphs.

Notwithstanding any other provision hereof, no amendment or repeal of this Section 501, or any other corporate action or agreement which prohibits or otherwise limits the right of any person to indemnification or advancement or reimbursement of reasonable expenses hereunder, shall be effective as to any person until the 60th day following notice to such person of such action, and no such amendment or repeal or other corporate action or agreement shall deprive any person of any right hereunder arising out of any alleged or actual act or omission occurring prior to such 60th day.

The Corporation is hereby authorized, but shall not be required, to enter into agreements with any of its directors, officers or employees providing for rights to indemnification and advancement and reimbursement of reasonable expenses, including attorneys’ fees, to the extent permitted by law, but the Corporation’s failure to do so shall not in any manner affect or limit the rights provided for by this Section 501 or otherwise.

For purposes of this Section 501, the term “the Corporation” shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions, and the term “Other Entity” shall mean a corporation (other than the Corporation) of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise. For purposes of this Section 501, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation or any subsidiary thereof also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to any employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.”

In addition the Registrant maintains Directors and Officers Liability insurance.

Item 7.      Exemption From Registration Claimed

Not applicable.

Item 8.      Exhibits

4.1	Forward Industries, Inc. 2011 Long Term Incentive Plan (incorporated by reference to Exhibit A to the Company’s Proxy Statement, Definitive 14A as filed with the SEC on January 26, 2011).
*5.1	Opinion of Olshan Frome Wolosky LLP as to the legality of the stock covered by this registration statement.
*23.1	Consent of CohnReznick LLP, independent registered public accounting firm.
23.2	Consent of Olshan Frome Wolosky LLP (included in exhibit 5.1).
24.1	Powers of Attorney, included on the signature page to this Registration Statement.

____________

*          Filed herewith.

Item 9.      Undertakings.

A.         The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post‑effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post‑effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2)       That, for the purposes of determining any liability under the Securities Act, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)       To remove from registration by means of a post‑effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B.          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorizes this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 12th day of March, 2014.

FORWARD INDUSTRIES, INC.
(Registrant)

By:	/s/ James O. McKenna III
James O. McKenna III Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert Garrett, Jr. and James O. McKenna III his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

March 12, 2014	/s/ Frank LaGrange Johnson
Frank LaGrange Johnson
Chairman of the Board

March 12, 2014	/s/ Robert Garrett Jr.
Robert Garrett Jr.
President, Chief Executive Officer and Director
(Principal Executive Officer)

March 12, 2014	/s/ James O. McKenna III
James O. McKenna III
Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

March 12, 2014	/s/ John F. Chiste
John Chiste
Director

March 12, 2014	/s/ Timothy Gordon
Timothy Gordon
Director

March 12, 2014	/s/ Owen P.J. King
Owen P.J. King
Director

March 12, 2014	/s/ Howard Morgan
Howard Morgan
Director

March 12, 2014	/s/ Terence Wise
Terence Wise
Director

EXHIBIT INDEX

4.1	Forward Industries, Inc. 2011 Long Term Incentive Plan (incorporated by reference to Exhibit A to the Company’s Proxy Statement, Definitive 14A as filed with the SEC on January 26, 2011).
*5.1	Opinion of Olshan Frome Wolosky LLP as to the legality of the stock covered by this registration statement.
*23.1	Consent of CohnReznick LLP, independent registered public accounting firm.
23.2	Consent of Olshan Frome Wolosky LLP (included in exhibit 5.1).
24.1	Powers of Attorney, included on the signature page to this Registration Statement.

____________

*          Filed herewith.